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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              Wattage Monitor Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                   Nevada                                    86-0882633
                   ------                               --------------------
          (State of incorporation                       (I.R.S. Employer
              or organization)                           Identification No.)

             1100 Kietzke Lane
                Reno, Nevada                                  89502
             ------------------                         --------------------
  (Address of principal executive offices)                   (Zip Code)

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/

         Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                           --------------------------

         Title of each class                   Name of each Exchange on Which
         to be so registered                   Each Class is to be Registered
         -------------------                   ------------------------------

               None                                   Not Applicable

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              Securities to be registered pursuant to Section 12(g)
                                  of the Act:

                          Common Stock, $0.01 Par value
                          -----------------------------
                                (Title of Class)

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Item 1.     Description of Registrant's Securities to be Registered
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            The Information in Registrant's prospectus filed with the Commission on April 19, 1999, as part of the Registrant's Form SB-2 Registration Statement under the Securities Act of 1933, Number 333-76519, and all amendments thereto, ("Registrant's Form SB-2"), contained under "Description of Securities" (pages 35-36), is incorporated by reference in response to this item. A copy of the relevant portion of said information is attached hereto as Exhibit 1.

Item 2.     Exhibits
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Exhibit No.          Description
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     1               Pages 35-36 from the Registrant's Form SB-2

     2 Registrant hereby incorporates by reference the Amended and Restated Articles of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant's Form SB-2

     3 Registrant hereby incorporates by reference the Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.2 to the Registrant's Form SB-2

     4 Registrant hereby incorporates by reference the Registrant's Specimen Stock Certificate, filed as Exhibit
                     4.1 to the Registrant's Form SB-2

     5 Registrant hereby incorporates by reference the Certificate of Designation of Series A Preferred Stock of the Registrant, filed as Exhibit 4.2 to the Registrant's Form SB-2

     6 Registrant hereby incorporates by reference the Certificate of Amendment of Certificate of Designation of Series A Preferred Stock of the Registrant, filed as Exhibit 4.3 to the Registrant's Form SB-2

     7 Registrant hereby incorporates by reference the Registration Rights Agreement by and among Wattage Monitor Inc. and Certain Shareholders, filed as Exhibit 10.3 to the Registrant's Form SB-2

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                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 15, 1999

                                WATTAGE MONITOR INC.

                                By: /s/ Gerald R. Alderson
                                    ----------------------------------------
                                Name: Gerald R. Alderson
                                Title: President and Chief Executive Officer